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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2025
INDIE SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40481	88-1735159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 Journey Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 608-0854
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	INDI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 Other Events.

On June 11, 2025, indie Semiconductor, Inc. (the “Company”) entered into separate, privately negotiated repurchase agreements (the “Repurchase Agreements”) with holders of $30 million in aggregate principal amount of its 4.50% Convertible Senior Notes due 2027 (“Existing Notes”). The repurchases are expected to close on June 23, 2025, following an averaging period beginning on June 12, 2025 that will determine the repurchase price, for a total purchase price, inclusive of accrued interest, of approximately $27 million (assuming the per share volume-weighted average price of the Company’s common stock during each day of the averaging period is $3.23, the closing price of the Company’s common stock on June 11, 2025), subject to customary closing conditions. Following the closing of the repurchases, the Company will have $130 million in aggregate principal amount of Existing Notes outstanding. In connection with such repurchases, the Company expects that holders of the repurchased Existing Notes who have hedged their equity price risk with respect to such repurchased Existing Notes will unwind all or part of their hedge positions by buying the Company’s common stock and/or entering into or unwinding various derivative transactions with respect to the Company’s common stock during the averaging period.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE SEMICONDUCTOR, INC.

June 11, 2025	By:	/s/ Donald McClymont
		Name:	Donald McClymont
		Title:	Chief Executive Officer (Principal Executive Officer)
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